UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 19, 2020
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Endo International plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road
Ballsbridge, Dublin 4,	Ireland	Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Board of Directors Appointment
On February 19, 2020, Endo International plc (the “Company”) appointed Mr. Mark G. Barberio as a member of the Company’s Board of Directors (the “Board”), effective as of February 19, 2020. Mr. Barberio will be a member of the Board’s Audit Committee and the Nominating & Governance Committee.
Mr. Barberio will be compensated pursuant to the Company’s standard non-employee director compensation policy in effect from time to time. Pursuant to the Company’s current standard policy regarding non-employee director compensation, a director is generally entitled to receive the following compensation in June of each year for services from January 1st through December 31st: (1) an annual cash Board retainer of $175,000, (2) annual cash committee retainer of $15,000 for each committee and (3) share-based awards valued at $175,000, consisting of ordinary shares. In connection with his appointment, Mr. Barberio will receive the preceding non-employee director compensation on June 12, 2020.
There are no arrangements or understandings pursuant to which Mr. Barberio was selected as a director of the Company. Mr. Barberio does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.
Mr. Mark G. Barberio, 58, was appointed to the Board in February 2020.  Mr. Barberio has been a Principal of Markapital, LLC since May 2013. Prior to then, Mr. Barberio held a number of leadership roles at Mark IV, LLC (now Dayco, LLC), most recently having served as a Director from April 2011 to May 2013, Co-Chief Executive Officer from November 2009 to May 2013 and Chief Financial Officer from January 2004 to May 2013. Mr. Barberio currently serves as a Director of Exide Technologies since April 2015, Gibraltar Industries, Inc. since June 2018 and Life Storage, Inc. since January 2015, where he has been Non-Executive Chairman since May 2018. Previously, Mr. Barberio served as a Director of Paragon Offshore Limited from July 2017 to April 2018. He is also a member of the Rochester Institute of Technology Board of Trustees, 100 Club of Buffalo - serving the needs of first responders, Buffalo Angels LLC, WNY Venture Association and Rochester Angel Network and is a member of the National Association of Corporate Directors. He earned an M.B.A. from State University of New York at Buffalo and a B.S. in Business-Accounting from Rochester Institute of Technology. Mr. Barberio’s qualifications to serve on the Board include, among others, his significant knowledge in strategy development, finance, operational oversight, real estate, capital markets and investor relations stemming from his extensive executive- and board-level experience as chief executive officer, chief financial officer and chairman of the board of directors.
President and Chief Executive Officer Appointment
On February 19, 2020, the Company announced the appointment of Mr. Blaise Coleman, 46, Executive Vice President and Chief Financial Officer, as the Company’s President and Chief Executive Officer, effective March 6, 2020. Mr. Paul Campanelli, whom Mr. Coleman will succeed as the Company’s President and Chief Executive Officer, will continue to serve as Chairman of the Board. Mr. Coleman was also appointed to the Board as of such date. A description of Mr. Coleman’s business background is set forth in the Company’s 2018 Form 10-K, which was filed on February 28, 2019, and which description is incorporated into this Item 5.02 by reference.
In connection with Mr. Coleman’s appointment, Endo Health Solutions Inc. (“EHSI”), an indirect, wholly-owned subsidiary of the Company, entered into an employment agreement with Mr. Coleman on February 19, 2020, effective as of March 6, 2020 (the “Coleman Employment Agreement”). The Coleman Employment Agreement has a term of three years ending on March 6, 2023, unless earlier terminated. Under the Coleman Employment Agreement, Mr. Coleman is entitled to an annual base salary of $850,000 and he is eligible to receive a target annual cash bonus of 100% of his base salary.
During the term of the Coleman Employment Agreement, Mr. Coleman is also eligible to receive long-term incentive compensation, which may be subject to the achievement of certain performance targets set by the Compensation Committee of the Board (the “Compensation Committee”). In connection with his appointment, Mr. Coleman will receive (1) a grant of performance share units with a targeted grant date fair market value equal to $2,000,000, eligible to vest on March 6, 2023, subject to continued service through the vesting date and the achievement of the applicable performance goals and (2) a long-term cash award with a grant value equal to $2,000,000, eligible to vest ratably over three years at a rate of one-sixth of the total award on each 6-month anniversary of the grant date, subject to continued service through the vesting date ((1) and (2), the “Initial LTI Grants”). Beginning with grants made in 2021, Mr. Coleman will be eligible to receive long-term incentive compensation awards at a level commensurate with his position as Chief Executive Officer (as determined in the sole discretion of the Compensation Committee). Notwithstanding the foregoing, to the extent the shares available under the Company’s shareholder approved incentive plans are insufficient to make such grants made in 2021 and thereafter (after taking into account the totality of grants to be made by the Company in a given year), in the Compensation Committee’s sole discretion, all or a portion of the long-term incentive compensation may be issued in the form of a cash-based award on terms determined by the Compensation Committee. Mr. Coleman is also entitled to receive benefits on the same basis as other senior executives.

The Coleman Employment Agreement also provides that in the event of a termination of Mr. Coleman’s employment by the Company without Cause or by Mr. Coleman for Good Reason (as these terms are defined in the Coleman Employment Agreement, together, an “Involuntary Termination”), Mr. Coleman will be entitled to the following benefits, subject to his execution of a release of claims: a prorated bonus for the year of termination (based on actual performance results), severance in an amount equal to two times the sum of his base salary and target bonus, accelerated vesting of the Initial LTI Grants, with performance determined at the actual level of performance as of the date of termination (and not subject to proration) and continuation of medical and life insurance benefits for twenty-four (24) months following termination. If Mr. Coleman experiences an Involuntary Termination within twenty-four months after a change in control of the Company, he will receive the benefits described above except that severance will be provided in an amount equal to three times the sum of his base salary and target bonus, vesting of the Initial LTI Grants will accelerate with performance deemed satisfied at the greater of target or the actual level of performance as of the date of termination and medical and life insurance benefits will continue for thirty-six (36) months following termination. Mr. Coleman may elect to reduce his severance payments to the extent these payments would constitute “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code.
Payments upon termination due to death or disability include a prorated bonus for the year of termination (based on actual performance results), continuation of medical and life insurance benefits for Mr. Coleman and/or his dependents for twenty-four (24) months following such termination and, in the event of disability, twenty-four (24) months of salary continuation offset by disability benefits. If, within ninety (90) days following the expiration of the Coleman Employment Agreement, Mr. Coleman’s employment is terminated by the Company under circumstances that would not have constituted Cause or by Mr. Coleman under circumstances that would have constituted Good Reason, he will receive a prorated bonus for the year of termination (based on actual performance results), and the termination will be treated as a termination without Cause or for Good Reason for purposes of any performance-based long-term incentive awards held by Mr. Coleman as of the date of such termination of employment.
The Coleman Employment Agreement contains a twenty-four month non-solicitation covenant, a twenty-four month non-competition covenant, a non-disparagement covenant and a covenant providing for cooperation by Mr. Coleman in connection with any investigations and/or litigation. Mr. Coleman does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.
Mr. Coleman’s prior agreement with the Company, dated as of December 19, 2019, is superseded by the Coleman Employment Agreement. The foregoing description of the Coleman Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Coleman Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, expected to be filed no later than February 26, 2020.
Executive Vice President and Chief Financial Officer Appointment
On February 19, 2020, the Company announced the appointment of Mr. Mark Bradley, Senior Vice President, Corporate Development & Treasurer, as the Company’s Executive Vice President and Chief Financial Officer, effective March 6, 2020. Mr. Bradley’s biographical information is set forth below:
Mark Bradley, 50, was appointed Executive Vice President and Chief Financial Officer of the Company effective March 6, 2020. Mr. Bradley was previously the Company’s SVP, Corporate Development & Treasurer. Since joining the Company in January 2007 as a Finance Director, he held various positions of increasing responsibility including Vice President - Corporate Development and Senior Director - Corporate Finance. Prior to joining the Company, he spent nearly 7 years as a management consultant, most recently with Deloitte Consulting, providing a broad range of strategic and operational advice and services to senior executives across a number of industries. In addition, Mr. Bradley served as a Finance Director for an industrial products company for approximately 2 years. He spent the first 5 years of his career in public accounting at Ernst & Young LLP.  Mr. Bradley is certified public accountant in the State of Pennsylvania, holds a Bachelor of Science degree in Accounting from Saint Joseph's University, and has a Master of Business Administration from The University of Texas at Austin.
In connection with Mr. Bradley’s appointment, EHSI entered into an employment agreement with Mr. Bradley on February 19, 2020, effective as of March 6, 2020 (the “Bradley Employment Agreement”). The Bradley Employment Agreement has a term of three years ending on March 6, 2023, unless earlier terminated. Under the Bradley Employment Agreement, Mr. Bradley is entitled to an annual base salary of $575,000 and he is eligible to receive a target annual cash bonus of 55% of his base salary.

During the term of the Bradley Employment Agreement, Mr. Bradley is also eligible to receive long-term incentive compensation, which may be subject to the achievement of certain performance targets set by the Compensation Committee. Beginning with grants made in 2021, Mr. Bradley is eligible to receive long-term incentive compensation awards with a targeted grant date fair market value (as determined in the sole discretion of the Compensation Committee) equal to 250% of his base salary. Notwithstanding the foregoing, to the extent the shares available under the Company’s shareholder approved incentive plans are insufficient to make such grant (after taking into account the totality of grants to be made by the Company in a given year), in the Compensation Committee’s sole discretion, all or a portion of the long-term incentive compensation may be issued in the form of a cash-based award on terms determined by the Compensation Committee. Mr. Bradley is also entitled to receive benefits on the same basis as other senior executives.
The Bradley Employment Agreement also provides that in the event of a termination of Mr. Bradley’s employment by the Company without Cause or by Mr. Bradley for Good Reason (as these terms are defined in the Bradley Employment Agreement), Mr. Bradley will be entitled to the following benefits, subject to his execution of a release of claims: a prorated bonus for year of termination (based on actual performance results), severance in an amount equal to two times the sum of his base salary and target bonus, and continuation of medical and life insurance benefits for twenty-four (24) months following termination. Mr. Bradley may elect to reduce his severance payments to the extent these payments would constitute “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code.
Payments upon termination due to death or disability include a prorated bonus for the year of termination (based on actual performance results), continuation of medical and life insurance benefits for Mr. Bradley and/or his dependents for twenty-four (24) months following such termination and, in the event of disability, twenty-four (24) months of salary continuation offset by disability benefits. If, within ninety (90) days following the expiration of the Bradley Employment Agreement, Mr. Bradley’s employment is terminated by the Company under circumstances that would not have constituted Cause or by Mr. Bradley under circumstances that would have constituted Good Reason, he will receive a prorated bonus for the year of termination (based on actual performance results), and the termination will be treated as a termination without Cause or for Good Reason for purposes of any performance-based long-term incentive awards held by Mr. Bradley as of the date of such termination of employment.
The Bradley Employment Agreement also contains an eighteen month non-solicitation covenant, a twelve month non-competition covenant, a non-disparagement covenant and a covenant providing for cooperation by Mr. Bradley in connection with any investigations and/or litigation. Mr. Bradley does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.
The foregoing description of the Bradley Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Bradley Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, expected to be filed no later than February 26, 2020.
Item 7.01. Regulation FD
On February 19, 2020, the Company issued press releases announcing the appointments of Messrs. Barberio, Coleman and Bradley. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Description
99.1	Press Release of Endo International plc, dated as of February 19, 2020, announcing the appointment of Mr. Mark G. Barberio to the Board of Directors of Endo International plc
99.2
Press Release of Endo International plc, dated as of February 19, 2020, announcing the appointments of Mr. Blaise Coleman as President and Chief Executive Officer and Mr. Mark Bradley as Executive Vice President and Chief Financial Officer of Endo International plc

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: February 19, 2020